EXHIBIT 23.1






               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT





We hereby consent to the use in the Form SB-2 Registration Statement, of Advanced Communications Technologies, Inc., of our report dated September 7, 2002 (except for Note 12 (A) and (B) as to which date is December 4, 2002) relating to the audited consolidated financial statements of Advanced Communications Technologies, Inc. as of June 30, 2002 and 2001 and for the years then ended and our report dated May 20, 2003 relating to the reviewed condensed consolidated financial statements of Advanced Communications Technologies, Inc. as of March 31, 2003 and for the three and nine months ended March 31, 2003 and 2002, which appear in such Form SB-2, and to the reference to our Firm under the caption "Experts" in the Registration Statement.





                                         /s/ Weinberg & Company, P.A.
                                         -------------------------------------
                                         WEINBERG & COMPANY, P.A.
                                         Certified Public Accountants


Boca Raton, Florida
July 16, 2003